Exhibit 3.131

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GREENBOUGH, LLC”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JULY, A.D. 2006, AT 12 O’ CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4190040 8100	AUTHENTICATION:	5459565

070223469	DATE:	02-26-07

State of Delaware Secretary of State Division of Corporations Delivered 12:00 PM 07/13/2006 FILED 12:00 PM 07/13/2006
SRV 060666387 - 4190040 FILE

DELAWARE
CERTIFICATE OF FORMATION
OF
GREENBOUGH, LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6, Section 18-201 of the Delaware Limited Liability Company Act and the acts amendatory thereof and supplemental thereto) hereby certifies that:

1.	NAME

The name of the limited liability company is Greenbough, LLC (the “LLC”).

2.	REGISTERED OFFICE AND AGENT

The address of the LLC’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The name of the LLC’s registered agent at such address is Corporation Service Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Greenbough, LLC, this 12th day of July, 2006.

By:	/s/ Scott J. Bell
Scott J. Bell
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 07:03 PM 02/26/2007 FILED 05:59 PM 02/26/2007
SRV 070233075 - 4190040 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	Greenbough, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:		The new Registered Agent shall be The Corporation Trust
Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801, New Castle County

.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26thday of February, A.D. 2007.

By:	/s/ Carolyn Silva-Quagliato
Authorized Person(s)

Name:	Carolyn Silva-Quagliato
Print or Type

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “GREENBOUGH I LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF DECEMBER, A.D. 2008, AT 1:29 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4636812 8100	AUTHENTICATION:	7042225
081219346	DATE:	12-22-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01: 42 PM 12/22/2008
FILED 01: 29 PM 12/22/2008
SRV 081219346 - 4636812 FILE

DELAWARE
CERTIFICATE OF FORMATION

OF

GREENBOUGH I LLC

The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6, Section 18-201 of the Delaware Limited Liability Company Act and the acts amendatory thereof and supplemental thereto) hereby certifies that:

1.	NAME

The name of the limited liability company is Greenbough I LLC (the “LLC”).

2.	REGISTERED OFFICE AND AGENT

The address of the LLC’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the LLC’s registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Greenbough I LLC this 22nd day of December, 2008.

By:	/s/ Carolyn Silva-Quagliato
Carolyn Silva-Quagliato
Authorized Person

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

          “GREENBOUGH, LLC”, A DELAWARE LIMITED LIABILITY COMPANY,

          WITH AND INTO “GREENBOUGH I LLC” UNDER THE NAME OF “GREENBOUGH, LLC”, A LIMITED LIABILITY COMPANY ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-THIRD DAY OF DECEMBER, A.D. 2008, AT 12:35 O’CLOCK P.M.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
4636812 8100M	AUTHENTICATION:	7048532

081224024	DATE:	12-24-08

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:49 PM 12/23/2008
FILED 12:35 PM 12/23/2008
SRV 081224024 - 4636812 FILE

CERTIFICATE OF MERGER

MERGING

GREENBOUGH, LLC
a Delaware limited liability company

INTO

GREENBOUGH I LLC
a Delaware limited liability company

          Pursuant to Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), GREENBOUGH 1 LLC, a Delaware limited liability company and the surviving limited liability company (“Greenbough I”), submits the following Certificate of Merger for filing and certifies as of this 23rd day of December, 2008 that:

1.	The name and jurisdiction of formation of each of the limited liability companies which is a party to the merger are:

	Name	Jurisdiction

	GREENBOUGH, LLC	Delaware
	GREENBOUGH I LLC	Delaware

2.
A Plan of Merger dated as of December 23, 2008, setting forth the terms and conditions of the merger (the “Merger”) of GREENBOUGH, LLC (“Greenbough, LLC”) with and into Greenbough I, with Greenbough I surviving, has been approved, adopted and executed by each of Greenbough, LLC and Greenbough I;

3.
Greenbough 1 shall be the surviving limited liability company upon consummation of the Merger. Immediately following completion of the Merger, Article 1 of the Certificate of Formation of Greenbough 1 shall be amended and restated to read in its entirety as follows:

“The name of the limited liability company is Greenbough, LLC (the “LLC”).”

4.	The Merger shall become effective upon filing of this Certificate of Merger;

5.	The Plan of Merger is on file at the principal executive office of Greenbough I which is located at 4445 Willard Avenue, 12th Floor, Chevy Chase, MD 20815; and

6.	A copy of the Plan of Merger will be furnished by Greenbough, I, on request and without cost, to any member of Greenbough, I or Greenbough, LLC or any person holding an interest in Greenbough, LLC.

          IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the date first set forth above, and is being filed in accordance with Section 18-209 of the Act by an authorized person of Greenbough I LLC, the surviving limited liability company in the merger.

GREENBOUGH I LLC

By:	/s/ Steven A. Museles
Name:	Steven A. Museles
Title:	Executive Vice President